UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019 (September 16, 2019)

Global Payments Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-16111	58-2567903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3550 Lenox Road, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(770) 829-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	GPN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

This Current Report on Form 8-K is being filed in connection with the consummation on September 17, 2019 of the transactions contemplated by the Agreement and Plan of Merger, dated as of May 27, 2019 (the “Merger Agreement”), by and between Total System Services, Inc., a Georgia corporation (“TSYS”), and Global Payments Inc., a Georgia corporation (“Global Payments”), pursuant to which TSYS merged with and into Global Payments (the “Merger”), with Global Payments as the surviving corporation in the Merger.

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 17, 2019, Global Payments (1) entered into a supplemental indenture to that certain Indenture dated as of March 17, 2016, between TSYS, as issuer, and Regions Bank, as trustee, pursuant to which Global Payments assumed the obligations of TSYS under its 3.80% Senior Notes due 2021, 4.00% Senior Notes due 2023, 4.80% Senior Notes due 2026 and 4.45% Senior Notes due 2028 and (2) entered into a supplemental indenture to that certain Indenture dated as of May 22, 2013, between TSYS, as issuer, and Wells Fargo Bank, National Association, as trustee, pursuant to which Global Payments assumed the obligations of TSYS under its 3.750% Senior Notes due 2023 ((1) and (2) together, the “Assumption”).

The foregoing description of the supplemental indentures does not purport to be complete and is qualified in its entirety by reference to the supplemental indentures, which are filed as Exhibit 4.1 and Exhibit 4.2 hereto and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on September 17, 2019, Global Payments terminated all commitments and repaid all obligations under the Second Amended and Restated Credit Agreement dated as of July 31, 2015 (as amended, the “Existing GPN Credit Agreement”), among Global Payments, as a borrower, the other borrowers party thereto, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A. (“Bank of America”), as administrative agent (the “GPN Termination”). Upon the GPN Termination, all of the guarantees of the obligations under the Existing GPN Credit Agreement were terminated and all liens granted under the Existing GPN Credit Agreement were released.

In connection with the consummation of the Merger, on September 17, 2019, TSYS terminated all commitments and repaid all obligations under the Credit Agreement dated as of April 23, 2018 (as amended, the “Existing TSYS Credit Agreement”), among TSYS, as borrower, the lenders party thereto, and Bank of America, as administrative agent (the “TSYS Termination” and, together with the GPN Termination, the “Termination”).

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note is incorporated herein by reference.

Under the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.10 per share, of TSYS issued and outstanding immediately prior to the Effective Time (other than certain shares held by Global Payments or TSYS) was converted into the right to receive 0.8101 shares of common stock, without par value, of Global Payments (“Global Payments Common Stock”). No fractional shares of Global Payments Common Stock were issued in the Merger, and TSYS shareholders became entitled to receive cash in lieu of any fractional shares.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Global Payments’ Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 31, 2019, and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the consummation of the Merger, on September 17, 2019, the net proceeds from the issuance by Global Payments of its 2.650% Senior Notes due 2025, 3.200% Senior Notes due 2029 and 4.150% Senior Notes due 2049 (collectively, the “Global Payments Notes”), previously described in the Current Report on Form 8-K filed by Global Payments with the SEC on August 14, 2019, were released from escrow.

The Termination and fees and costs relating to the Merger and the Assumption were financed using (i) term loan borrowings by Global Payments on September 17, 2019 under the Term Loan Credit Agreement dated as of July 9, 2019, among Global Payments, as borrower, Bank of America, as administrative agent, and a syndicate of financial institutions, as lenders and other agents (the “Term Loan Credit Agreement”), previously described in the Current Report on Form 8-K filed by Global Payments with the SEC dated July 15, 2019, (ii) revolving borrowings by Global Payments on September 17, 2019 under the Credit Agreement dated as of July 9, 2019, among Global Payments, together with certain of its wholly owned subsidiaries, as borrowers, Bank of America, as administrative agent, and a syndicate of financial institutions, as lenders and other agents (the “Revolving Credit Agreement” and, together with the Term Loan Credit Agreement, the “Credit Agreements”), previously described in the Current Report on Form 8-K filed by Global Payments with the SEC dated July 15, 2019, and (iii) the net proceeds from the issuance of the Global Payments Notes.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note is incorporated herein by reference.

Pursuant to the Merger Agreement, at the Effective Time, the following former directors of TSYS were appointed to the Board of Directors of Global Payments (the “Board”): M. Troy Woods, Kriss Cloninger III, F. Thaddeus Arroyo, Joia M. Johnson, Connie D. McDaniel and John T. Turner (collectively, the “New Directors”). Pursuant to the Declassification Articles Amendment (as defined below), each New Director will hold office until the next annual meeting of Global Payments shareholders, and until such New Director’s successor is elected and qualified, or until such New Director’s earlier death, resignation or removal.

Pursuant to the Merger Agreement, at the Effective Time, Mr. Woods, the Chairman, President and Chief Executive Officer of TSYS prior to the Effective Time, was appointed Chairman of Global Payments. In addition, pursuant to the Merger Agreement, at the Effective Time, Mr. Cloninger, the Lead Director of TSYS prior to the Effective Time, was appointed Lead Independent Director of Global Payments. Mr. Kloninger was also appointed to the Compensation Committee. Mr. Arroyo was appointed Chair of the Technology Committee. Ms. Johnson was appointed to the Compensation and Technology Committees. Ms. McDaniel was appointed to the Audit and Governance and Nominating Committees. Mr. Turner was appointed Chair of the Governance and Nominating Committee and to the Audit Committee.

Other than the Merger Agreement, there are no arrangements between the New Directors and any other person pursuant to which the New Directors were selected as directors. There are no transactions in which any New Director has an interest requiring disclosure under Item 404(a) of Regulation S-K. Each of the New Directors will be compensated in accordance with Global Payments’ Non-Employee Director Compensation Plan, as it may be amended from time to time. Biographies of the New Directors can be found in the proxy statement filed by TSYS in connection with its 2019 annual meeting of shareholders on March 20, 2019.

Pursuant to the Merger Agreement, at the Effective Time, Mitchell L. Hollin and Alan M. Silberstein tendered their respective resignations as directors from the Board and from all committees of the Board on which such directors served. Mr. Hollin served on the Risk Oversight Committee and the Technology Committee and Mr. Silberstein served on the Audit Committee and the Governance and Nominating Committee. These resignations were not a result of any disagreement between Global Payments and the directors on any matter relating to Global Payments’ operations, policies or practices.

At the Effective Time, Cameron M. Bready was promoted from Senior Executive Vice President and Chief Financial Officer of Global Payments to President and Chief Operating Officer of Global Payments. Mr. Bready, age 47, has served as Executive Vice President and Chief Financial Officer of Global Payments since June 2014 and was promoted to Senior Executive Vice President and Chief Financial Officer in March 2017. Other than the Merger Agreement and his employment agreement, there are no arrangements between Mr. Bready and any other person pursuant to which Mr. Bready was selected as President and Chief Operating Officer of Global Payments. There are no family relationships between Mr. Bready and any of Global Payments’ directors or executive officers, and Global Payments has not entered into any transactions with Mr. Bready that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

At the Effective Time, Paul M. Todd, the Senior Executive Vice President and Chief Financial Officer of TSYS, was appointed to the same position at Global Payments. Mr. Todd, age 49, has served as Senior Executive Vice President and Chief Financial Officer of TSYS since July 2014 and previously served as Executive Vice President for Strategy, Mergers and Acquisitions, and Product and Marketing of TSYS. Other than the Merger Agreement and his employment agreement, there are no arrangements between Mr. Todd and any other person pursuant to which Mr. Todd was selected as Senior Executive Vice President and Chief Financial Officer of Global Payments. There are no family relationships between Mr. Todd and any of Global Payments’ directors or executive officers, and Global Payments has not entered into any transactions with Mr. Todd that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Employment Agreements

The Compensation Committee of Global Payments has approved the execution of restated employment agreements with each of Jeffrey S. Sloan, Cameron M. Bready, Guido F. Sacchi (Senior Executive Vice President and Chief Information Officer of Global Payments) and David L. Green (Senior Executive Vice President, General Counsel and Corporate Secretary of Global Payments), and the execution of a new employment agreement with Paul M. Todd (together, the “Employment Agreements”), each setting forth the terms of their employment with Global Payments following the Effective Time. The Employment Agreements are for an initial term of three years following the Effective Time, subject to extension for an additional year on the second anniversary of the Effective Time and each anniversary thereafter unless either party provides notice of non-renewal before such anniversary date. Mr. Sloan’s annual base salary and bonus opportunity remain unchanged. The base salaries and bonus opportunities (as a percentage of annual base salary) for the other executives contained in the Employment Agreements are as follows: Mr. Bready—$700,000, 115%; Dr. Sacchi—$575,000, 100%; Mr. Green—$550,000, 100%; and Mr. Todd—$680,000, 105%

Termination Without Cause or Resignation for Good Reason When Not Related to a Change in Control.    If, prior to a change in control or on or after the second anniversary of a change in control, an executive officer’s employment is terminated by Global Payments without cause or the executive officer resigns for good reason, he would be entitled to the following benefits: (a) a prorated annual bonus for the fiscal year of termination (based on actual performance); (b) a cash payment equal to the executive officer’s base salary for 24 months (in the case of Mr. Sloan) or 18 months (in the case of the other executive officers); (c) a cash payment equal to two times (in the case of Mr. Sloan) or 1.5 times (in the case of the other executive officers) the executive officer’s target annual bonus opportunity; (d) a cash payment equal to 18 months of COBRA premiums; (e) immediate vesting of all of the executive officer’s time-vesting restricted stock or restricted stock unit awards granted following the Effective Time; (f) immediate vesting of all of the executive officer’s stock options granted following the Effective Time scheduled to vest in the 24 months following termination; and (g) prorated vesting of any performance-vesting restricted stock or restricted stock unit awards granted following the Effective Time, based on target performance (if the executive officer’s termination of employment occurs in the first year of the applicable performance cycle) or actual performance at the end of the applicable performance cycle (if the executive officer’s termination of employment occurs after the first year of the applicable performance cycle).

Termination Without Cause or Resignation for Good Reason When Related to a Change in Control.    If, within 24 months after a change in control occurring after the closing of the Merger, an executive officer’s employment is terminated by Global Payments without cause or the executive officer resigns for good reason, the executive officer would be entitled to the following benefits: (a) a prorated annual bonus for the fiscal year of termination (based on target performance, if the termination date occurs before the end of the year in which the change of control occurred, or actual performance if the termination date occurs during a year that began after the change in control occurred); (b) a cash payment equal to 300% (in the case of Mr. Sloan) or 200% (in the case of the other executive officers) of the executive officer’s annual base salary and target annual bonus opportunity; (c) a cash payment equal to 18 months of COBRA premiums, generally payable in a lump sum payment within 60 days following the separation (six months following the separation in the case of Mr. Todd); (e) immediate vesting of all of the executive officer’s time-vesting restricted stock or restricted stock unit awards and stock options granted following the Effective Time; and (f) full vesting of any performance-vesting restricted stock or restricted stock unit awards granted following the Effective Time, based on target performance (if the executive officer’s termination of employment occurs in the first year of the applicable performance cycle) or actual performance at the end of the applicable performance cycle (if the executive officer’s termination of employment occurs after the first year of the applicable performance cycle).

If an executive officer’s employment is terminated without cause or if he resigns for good reason in anticipation of a change in control, the Employment Agreements provide for a true-up of the pre-change in control severance benefits to the levels payable upon such a termination following a change in control, provided that the change in control occurs within nine months (or six months in the case of Mr. Todd).

Death or Disability.    Whether or not a change in control occurs, if an executive officer’s employment is terminated by reason of death or disability, he will be entitled to immediate vesting of all of his time-vesting restricted stock or restricted stock unit awards, stock options and performance-vesting restricted stock or restricted stock unit awards (based on target performance), in each case, that were granted following the Effective Time.

Retirement.    Whether or not a change in control occurs, if an executive officer’s employment is terminated by reason of his retirement, he will be entitled to immediate vesting of all of his time-vesting restricted stock or restricted stock unit awards, stock options and performance-vesting restricted stock or restricted stock unit awards (based on actual performance at the end of the applicable performance cycle), in each case, that were granted following the Effective Time.

Release and Restrictive Covenants.    In consideration for the foregoing severance benefits, an executive officer is required to execute a release of claims in favor of Global Payments. In addition, the Employment Agreements contain restrictive covenants concerning nondisclosure of confidential information at any time following a termination of employment, nonsolicitation of customers and employees for a period of two years following the termination of employment and noncompetition for a period two years following the termination of employment. The noncompetition covenant does not apply if the executive officer’s employment is terminated as a result of Global Payments’ decision not to extend the Employment Agreement. The severance benefits described above are also contingent on the executive officer’s compliance with the restrictive covenants.

The foregoing summary of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the Employment Agreements with Messrs. Sloan, Bready, Sacchi, Green and Todd, which will be filed with Global Payments’ periodic filing for the quarter ending September 30, 2019.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2019, in accordance with the Merger Agreement, the Second Amended and Restated Articles of Incorporation of Global Payments were amended to increase the number of authorized shares of Global Payments Common Stock from two hundred million shares to four hundred million shares (the “Authorized Share Count Articles Amendment”).

At the Effective Time on September 17, 2019, in accordance with the Merger Agreement, the Second Amended and Restated Articles of Incorporation of Global Payments were amended and restated to reflect the Authorized Share Count Articles Amendment and to declassify the Board and provide for the annual election of directors (the “Amended and Restated Articles”).

The description of the Authorized Share Count Articles Amendment and the Amended and Restated Articles contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Third Amended and Restated Articles of Incorporation of Global Payments, which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

At the Effective Time on September 17, 2019, in accordance with the Merger Agreement, the Eighth Amended and Restated Bylaws of Global Payments were amended and restated to reflect certain governance matters and the declassification of the Board (the “Bylaws Amendment”). Pursuant to the Bylaws Amendment, the Board will have twelve members, consisting of six Continuing Global Payments Directors (as defined below), which will include Mr. Sloan and Mr. Jacobs, and six Continuing TSYS Directors (as defined below), which will include Mr. Woods and Mr. Cloninger. The Bylaws Amendment provides that from and after the Effective Time and until the date of the annual meeting of shareholders held in 2022, the number of directors that comprises the entire Board will be twelve and no vacancy on the Board created by the resignation, retirement, disqualification, removal from office or death of a director will be filled by the Board, and the Board will not nominate any individual to fill such vacancy, unless, in the case of a vacancy created by the resignation, retirement, disqualification, removal from office or death of a Continuing Global Payments Director, not less than a majority of the Continuing Global Payments Directors then in office have approved the appointment or nomination (as applicable) to fill such vacancy and, in the case of a vacancy created by the resignation, retirement, disqualification, removal from office or death of a Continuing TSYS Director, not less than a majority of the Continuing TSYS Directors then in office have approved the appointment or nomination (as applicable) to fill such vacancy; provided that any such appointment or nomination will be made in accordance with applicable law and the rules of the NYSE (or other national securities exchange on which Global Payments’ securities are listed). The “Continuing Global Payments Directors” means the initial Global Payments directors serving on the Board as of the Effective Time and any directors who were subsequently appointed or nominated and elected to fill a vacancy created by the resignation, retirement, disqualification, removal from office or death of an initial Global Payments director (or another Continuing Global Payments Director) as described above, and the “Continuing TSYS Directors” means the initial TSYS directors serving on the Board as of the Effective Time and any directors who were subsequently appointed or nominated and elected to fill a vacancy created by the resignation, retirement, disqualification, removal from office or death of an initial TSYS director (or another Continuing TSYS Director) as described above.

In addition, the Bylaws Amendment provides that from and after the Effective Time and until the date of the annual meeting of shareholders held in 2022, the Board will have four standing committees: an Audit Committee, a Compensation Committee, a Technology Committee, and a Governance and Nominating Committee. The chairperson of each of the Audit Committee and Compensation Committee will be designated by Global Payments from among the Continuing Global Payments Directors, and the chairperson of each of the Technology Committee and Governance and Nominating Committee will be designated by TSYS from among the Continuing TSYS Directors. The Bylaws Amendment provides that the membership of the committees will be, as practicably as possible, evenly split between the Continuing Global Payments Directors and the Continuing TSYS Directors.

The Bylaws Amendment also provides that from and after the Effective Time and until the date of the annual meeting of shareholders held in 2022 or his earlier resignation, retirement, disqualification, removal from office or death, Mr. Woods will serve as the Chairman of the Board and Mr. Cloninger will serve as the Lead Independent Director of the Board. From and after the Effective Time and until the date of the annual meeting of shareholders held in 2022, Mr. Woods may not be removed as Chairman and Mr. Cloninger may not be removed as the Lead Independent Director by the Board without the affirmative vote of at least seventy-five percent (75%) of the entire Board.

From and after the Effective Time and until the date of the annual meeting of shareholders held in 2022, any amendment to the provisions of the Bylaws Amendment described above will require the affirmative vote of at least seventy-five percent (75%) of the entire Board.

The Bylaws Amendment further provides that from and after the Effective Time, Global Payments will maintain dual headquarters in Atlanta, Georgia and Columbus, Georgia and Global Payments’ card issuer processing business conducted by TSYS prior to the Effective Time will be conducted under the TSYS name.

The description of the Bylaws Amendment contained in this Item 5.03 does not purport to be complete and is subject to and qualified in its entirety by reference to the Ninth Amended and Restated Bylaws of Global Payments, which is attached to this Current Report on Form 8-K as Exhibit 3.2 and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 18, 2019, Global Payments issued a press release announcing the closing of the Merger. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Business Acquired.

The audited consolidated financial statements of TSYS, as of December 31, 2018 and 2017 and for each of the fiscal years ended December 31, 2018, 2017 and 2016, are filed as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

TSYS’ interim unaudited consolidated financial statements as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 are filed as Exhibit 99.3 to this Current Report on Form 8-K and are incorporated herein by reference.

(b)    Pro Forma Financial Information.

The unaudited pro forma condensed combined financial statements of Global Payments and TSYS, including (a) the unaudited pro forma condensed combined consolidated statement of income of Global Payments and TSYS for the six months ended June 30, 2019, giving effect to the Merger as if it had occurred on January 1, 2018, and the unaudited pro forma condensed combined consolidated balance sheet of Global Payments and TSYS as of June 30,

2019, giving effect to the Merger as if it had occurred on June 30, 2019, and (b) for the year ended December 31, 2018, the unaudited pro forma condensed combined consolidated statement of income of Global Payments and TSYS for the year ended December 31, 2018, giving effect to the Merger as if it had occurred on January 1, 2018, are filed as Exhibit 99.4 to this Current Report on Form 8-K and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of May 27, 2019, by and between Total System Services, Inc. and Global Payments Inc. (incorporated by reference to Exhibit 2.1 to Global Payments Inc.’s Current Report on Form 8-K filed on May 31, 2019).*

3.1

Third Amended and Restated Articles of Incorporation of Global Payments Inc. (incorporated by reference to Exhibit 4.1 to Global Payments Inc.’s Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 filed on September 18, 2019).

3.2

Ninth Amended and Restated Bylaws of Global Payments Inc. (incorporated by reference to Exhibit 4.2 to Global Payments Inc.’s Post-Effective Amendment No.1 on Form S-8 to the Registration Statement on Form S-4 filed on September 18, 2019).

4.1	Supplemental Indenture No. 1, dated as of September 17, 2019, among Total System Services, Inc., Global Payments Inc. and Regions Bank.

4.2	Supplemental Indenture No. 1, dated as of September 17, 2019, among Total System Services, Inc., Global Payments Inc. and Wells Fargo Bank, National Association.

99.1	Press Release, dated September 18, 2019.

99.2

Audited consolidated financial statements of Total System Services, Inc., as of December 31, 2018 and 2017 and for each of the fiscal years ended December 31, 2018, 2017 and 2016 (incorporated by reference to Exhibit 99.1 to Global Payments Inc.’s Current Report on Form 8-K filed on August 1, 2019).

99.3

Interim unaudited consolidated financial statements of Total System Services, Inc. as of June 30, 2019 and for the three and six months ended June 30, 2019 and 2018 (incorporated by reference to Exhibit 99.2 to Global Payments Inc.’s Current Report on Form 8-K filed on August 1, 2019).

99.4

Unaudited pro forma condensed combined financial statements (a) as of and for the six months ended June 30, 2019 and (b) for the year ended December 31, 2018 (incorporated by reference to Exhibit 99.7 to Global Payments Inc.’s Current Report on Form 8-K filed on August 1, 2019).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL PAYMENTS INC.

Date: September 20, 2019	By:	/s/ David L. Green
David L. Green
Senior Executive Vice President, General Counsel and Corporate Secretary